POWER OF ATTORNEY
(For Executing Form ID and Forms 3, 4 and 5)

Know all by these presents that the undersigned hereby constitutes and appoints each of Alan Shapiro and Seth Zelnick of Everyday Health, Inc. (the "Company") and Darren DeStefano and Alison Haggerty of Cooley LLP, signing individually, the undersigned's true and lawful attorney-in-fact and agents to:

(1)	Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder;

(2)	Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5 (including amendments thereto and joint filing agreements in connection therewith) and timely file such forms with the SEC and any stock exchange, self-regulatory association or any other authority; and

(4)	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to any securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the attorneys-in-fact or, as to any attorney-in-fact individually, such attorney-in-fact is no longer employed by the Company or affiliated with Cooley LLP, as applicable. This Power of Attorney revokes any other power of attorney that the undersigned has previously granted to representatives of the Company and Cooley LLP. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Dated:  March 25, 2014

/s/Donn Davis
Donn Davis